Exhibit 10.12

800 Cabin Hill Drive
Greensburg, PA 15601
724-837-3000

Date

Name

Street

City

Dear First Name:

I am pleased to inform you that the Board of Directors of Allegheny Energy, Inc. (“AE”) approved a grant to you of options to purchase shares of Allegheny Energy, Inc. common stock under the Allegheny Energy, Inc. Long Term Incentive Plan (the “Plan”). This grant is subject to the terms and conditions of the Plan, which are incorporated by reference into this Notice Letter. In the event of any conflict between the terms of this Notice Letter and the Plan, the Plan’s terms will control.

Option Summary

Date of Grant:	Date	Type of Option: Non-Qualified Stock Option

Exercise Price per Share:	$

Expiration Date:	Date	Number of Shares Granted: Date

Vesting	Schedule:

Date	20%	vested
Date	40%	vested
Date	60%	vested
Date	80%	vested
Date	100%	vested

Upon a Change in Control (as defined in the Plan), the Option will be fully vested and exercisable.

Exercise After Termination Of Employment With AE Or Any Subsidiary:

Termination of employment due to retirement or disability (as defined in the Plan): vested portion of the Option is exercisable by you for three years after your termination of employment.

Death of participant: vested portion of the Option is exercisable by your beneficiary until the later to occur of one year from the time of death or, if applicable, three years from the date of termination due to retirement.

Termination of employment for any reason other than as described above: vested portion of the Option is exercisable by you for 90 days after your termination of employment.

Termination of employment for any reason: unvested portion of the Option terminates immediately and is no longer exercisable.

In no event may this Option be exercised after the Expiration Date as provided above.

Date

You may exercise your Option only to the extent that it is vested according to the Vesting Schedule above. Once your Option is vested, you can exercise it by following the procedure set forth in the Attachment to this Notice Letter. To exercise your Option, you must pay the total Exercise Price for the number of shares that you are exercising, as well as any required federal or state tax withholding. You also may be required to sign other documents at AE’s request.

Please note that the date shown above as the expiration date is the latest date on which the Option can be exercised assuming that you remain employed by AE. If your employment with AE terminates before that date, your option may expire before the stated expiration date, as explained above in the box labeled “Exercise After Termination Of Employment With AE Or Any Subsidiary.” However, the Board of Directors (or any applicable Board Committee) may, in its discretion, extend the time in which you will be able to exercise your option.

Generally, during your lifetime, only you may exercise the Option granted in this Notice Letter. That means you may not transfer your Option to anyone else.

The Option granted to you does not confer any right to continue your employment with AE and has no effect on the right of AE or any of its subsidiaries to terminate your employment, with or without cause.

Along with this Notice Letter, we are also providing you with a copy of the Plan document, Information Statement for the Plan, and the 2003 Annual Report. Please review all of the enclosed materials carefully and keep them and this Notice Letter with your important papers.

This Notice Letter is delivered to you in two counterparts. Please complete the acceptance in the space below provided in both of such counterparts, retain one for your file, and return the other to Scott Summits, Manager, Compensation and Payroll, Human Resources, Greensburg Corporate Center; whereupon this Notice Letter shall constitute a legal agreement between you and the Company on all the terms provided above, and shall be binding upon and inure to the benefit of any successor(s) of the Company and your heirs and personal representatives.

Sincerely,

Paul J. Evanson

Enclosures

AE Long Term Incentive Plan

Stock Option Information Statement

2003 Annual Report

ACCEPTED and AGREED on this day of

Signature